CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our reports for the Wells Fargo Advantage Asia Pacific Fund, Wells Fargo Diversified International Fund, Wells Fargo C&B Mid Cap Value Fund, Wells Fargo Advantage Common Stock Fund, Wells Fargo Advantage Discovery Fund, Wells Fargo Advantage Enterprise Fund, Wells Fargo Advantage Growth Opportunities Fund, Wells Fargo Advantage Mid Cap Growth Fund, Wells Fargo Advantage Opportunity Fund, Wells Fargo Advantage Small/Mid Cap Core Fund, Wells Fargo Advantage Special Mid Cap Value Fund (formerly the Mid Cap Disciplined Fund), Wells Fargo Advantage Traditional Small Cap Growth Fund, Wells Fargo Advantage Diversified Capital Builder Fund, Wells Fargo Advantage Diversified Income Builder Fund, dated November 24, 2010, and Wells Fargo Advantage Index Asset Allocation Fund, dated November 29, 2010, fifteen of the funds comprising the Wells Fargo Funds Trust, incorporated herein by reference and to the reference to our firm under the caption “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

January 24, 2011